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                                  EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                            Excel Realty Trust - NC,
                      A North Carolina general partnership

                            NC Properties, #1, Inc.
                             A Delaware Corporation

                            NC Properties, #2, Inc.
                             A Delaware Corporation

                            Excel Realty Trust - TX
                          A Texas Limited partnership

                             TX Properties #1, Inc.
                             A Delaware Corporation

                             TX Properties #2, Inc.
                             A Delaware Corporation

                            Excel Realty - PA, Inc.
                             A Delaware corporation

                            Excel Realty - NE, Inc.
                             A Nebraska corporation

                         Excel Realty Trust - ST, Inc.
                             A Delaware corporation

                      Excel Mortgage Funding Corporation,
                             a Delaware corporation

                           Excel Credit Corporation,
                             a Delaware corporation
       (a wholly-owned subsidiary of Excel Mortgage Funding Corporation)